Exhibit 99.4

Employee Town Hall Talking Points

Introduction

•                  Thank you for joining me to discuss this important milestone in our long and proud history.

•                  This morning before the market opened, we announced that the SureWest Board unanimously approved an agreement for the Company to be acquired by Consolidated, a publicy traded company providing advanced communications services to both residential and business customers in Illinois, Texas and Pennsylvania.

•                  Decisions like this are never made lightly, but the Board and I strongly believe that this acquisition presents important opportunities for our Company and the customers and communities we serve, creates significant value for our shareholders and delivers important benefits to you, our employees.

•                  Each and every employee has helped our company achieve success and you are integral to its future.

Strategic Rationale

•                  This transaction combines two companies that are focused on delivering best-in-class communications solutions, high-quality products and excellent levels of support.

•                  We will have an advanced suite of broadband products and services and a broader platform to expand our exceptional services at competitive pricing for customers.

•                  Importantly, we have no overlap in our markets. Consolidated is based in Mattoon, Illinois. The combined company will have an operating presence in six states. On a pro forma basis for the twelve months ending September 30, 2011, the combined company has revenues of approximately $620 million, compared to SureWest’s stand-alone revenues of $246 million.

•                  In a consolidating industry, this transaction ensures SureWest’s ability to compete by increasing our scale and scope as a competitive provider of residential and commercial high-speed Internet, television and telephone services across geographies.

•                  For employees: Because of your dedication, we have built an excellent reputation with our customers and in the communities we serve.  Similarly, Consolidated excels in delivering excellent service with competitive prices and is driven to create a superior experience for its customers.

•                  I have been impressed by Consolidated’s leadership team and the company’s strong ties in its communities. Consolidated is a great cultural fit with SureWest. We share similar core values and a commitment to delivering excellent service to our customers at a competitive price. Consolidated is a Telecom company founded in 1894 to provide telephone service in a rural area. Consolidated is growing its IP-based video and Internet services to offset the industry-wide trend of declines in Telecom access lines.

•                  They have the highest customer satisfaction ratings in their markets due to the goodwill generated by the company and the founding family’s philanthropic activities.

•                  Since our founding more than 95 years ago, SureWest has been committed to providing high-quality telecommunications and broadband services to our customers.  We have done a lot of hard work to grow our Broadband segment, and this transaction is a testament to the strong company SureWest has become.

•                  For our customers: As a more effective competitor in the communications industry, the combined company will be able to offer customers the same best-in-class service with increased size, scale and geographic diversity and financial resources, with competitive rates, terms and conditions.

•                  Consolidated has a strong community presence and will continue the work SureWest has accomplished in both the Kansas City and Sacramento markets in terms of giving back to the communities we serve.

•                  I encourage you to read about Consolidated on its website.

What to expect

•                  We are still working through many of the key decisions about how we combine our companies.  We can share that the combined company will be headquartered in Mattoon, Illinois. As additional information becomes available, we are committed to keeping you informed.

Until the transaction closes, which is expected to occur in the second half of 2012, we will continue to operate as independent companies; it will be business as usual at SureWest as we continue to concentrate on meeting our business plan and operating objectives.

•                  We need to continue to deliver amazing service to our customers, our co-workers, our shareholders and our vendors. We need to continue recognizing our successes. And we should still be innovative and do the right thing.

•                  If you receive any inquiries from the media or other questions from outside SureWest, please forward them to Ron Rogers in corporate communications.

•                  We know we can count on you to focus on providing our customers with the revolutionary customer experience they have come to expect from SureWest.

•                  Thank you all for your continued dedication. We hope you share in our excitement as we move into this next phase of our great company.

Q&A

•                  I’m sure you all have plenty of questions. We’ll do our best to answer them with the current information we have.

•                  So let’s go ahead and open it up for questions. Raise your hand and we can bring a mic to you so everyone can hear the question.

Important Merger Information and Additional Information

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

In connection with the proposed transaction, SureWest and Consolidated will file relevant materials with the SEC. Consolidated will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”).  SUREWEST SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.  The final proxy statement/prospectus will be mailed to SureWest shareholders.  The registration statement and proxy statement/prospectus and other documents filed by SureWest with the SEC are, or when filed will be, available free of charge at the SEC web site at www.sec.gov. Copies of the registration statement and proxy statement/prospectus (when available) and other filings made by SureWest with the SEC can also be obtained, free of charge, by directing a request to SureWest Communications, P.O. Box 969, Roseville, CA 95678, Attn: Investor Relations Manager. The registration statement and proxy statement/prospectus (when available) and such other documents are also available for free on our web site at www.surw.com/ir/, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Participants in the Solicitation

SureWest and Consolidated, and certain of their respective directors and officers and other persons may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed acquisition transaction. Information regarding directors and executive officers of SureWest in the solicitation is set forth in the SureWest proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.  Information regarding directors and executive officers of Consolidated in the solicitation is set forth in the Consolidated proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.